Exhibit 10.10

OPTION AGREEMENT (this “Agreement”) dated as of January 2, 2006 between AFFINION GROUP HOLDINGS, INC., a Delaware corporation, (the “Company”) and MAUREEN O’CONNELL (the “Optionee”).

WHEREAS, the Optionee has entered into an Employment Agreement dated as of December 1, 2005 with Affinion Group, Inc., pursuant to which the Company, acting through the Committee with the consent of the Company’s Board of Directors (the “Board”) will grant to the Optionee, effective as of the date the date hereof (the “Grant Date”), an option under the Affinion Group Holdings, Inc. 2005 Stock Incentive Plan (the “Plan”) to purchase a number of shares of Common Stock (“Shares”) on the terms and subject to the conditions set forth in this Agreement and the Plan.

NOW, THEREFORE, in consideration of the promises and of the mutual agreements contained in this Agreement, the parties hereto hereby agree as follows.

Section 1. The Plan. The terms and provisions of the Plan are hereby incorporated into this Agreement as if set forth herein in their entirety. In the event of a conflict between any provision of this Agreement and the Plan, the provisions of the Plan shall control. A copy of the Plan may be obtained from the Company by the Optionee upon request. Capitalized terms used herein and not otherwise defined herein shall have the respective meanings ascribed thereto in the Plan.

Section 2. Option; Option Price. Effective on the Grant Date, on the terms and subject to the conditions of the Plan and this Agreement, the Optionee shall have the option (the “Option”) to purchase Shares pursuant to Tranche A options (“Tranche A Options”), Tranche B options (“Tranche B Options”), and Tranche C options (“Tranche C Options”) at the price per Share (the “Option Price”) and in the amounts set forth on the signature page hereto. Payment of the Option Price may be made in any manner permitted by the Committee under Section 5.6 of the Plan; provided, that following the Optionee’s termination of employment for any reason other than Cause, subject to applicable law, the Optionee shall be entitled to exercise the Option in a “cashless” manner. The Option is not intended to qualify for federal income tax purposes as an “incentive stock option” within the meaning of Section 422 of the Code. Except as otherwise provided in Section 7 of this Agreement, the Option shall remain exercisable as to all Vested Options (as defined in Section 4) until the expiration of the Option Term (as defined in Section 3).

Section 3. Term. The term of the Option (the “Option Term”) shall commence on the Grant Date and expire on the tenth anniversary of the Grant Date, unless the Option shall have sooner been terminated in accordance with the terms of the Plan (including, without limitation, Article 5 of the Plan) or this Agreement.

Section 4. Vesting. Except as otherwise set forth in Section 7, the Options shall become non-forfeitable (any Options that shall have become non-forfeitable pursuant to Section 4, the “Vested Options”) and shall become exercisable according to the following provisions:

(a) Tranche A Options. Twenty-percent (20%) of the Tranche A Options shall become Vested Options and shall become exercisable on each of the first five anniversaries of the Grant Date. In the event of a Sale of the Company, each Tranche A Option that has not theretofore become a Vested Option pursuant to the immediately preceding sentence shall vest in full on the 18-month anniversary of the consummation of such Sale of the Company; provided, that in the event of a Termination of Relationship by the Company or its Affiliates without Cause, by the Optionee with Good Reason or as a result of the Optionee’s death or Disability at any time during the 18-month period following the consummation of such Sale of the Company, all unvested Tranche A Options shall become fully vested and exercisable as of the date of such Termination of Relationship.

(b) Tranche B Options. All of the Tranche B Options shall become Vested Options on the eighth anniversary of the Grant Date; provided, however, that in the event the Investor IRR equals or exceeds 20% prior to the eighth anniversary, the Tranche B Options will vest as of the date that such Investor IRR is realized.

(c) Tranche C Options. All of the Tranche C Options shall become Vested Options on the eighth anniversary of the Grant Date; provided, however, that in the event the Investor IRR equals or exceeds 30% prior to the eighth anniversary, the Tranche C Options will vest as of the date that such Investor IRR is realized.

(d) All decisions by the Committee with respect to any calculations pursuant to this Section 4 (absent manifest error), including the Investor IRR and the dates the Investor IRR is equal to or exceeds 20% or 30%, shall be final and binding on the Optionee.

Section 5. Restriction on Transfer. The Option may not be transferred, pledged, assigned, hypothecated or otherwise disposed of in any way by the Optionee and (unless the Optionee becomes subject to a Disability) may be exercised during the lifetime of the Optionee only by the Optionee. If the Optionee dies or becomes subject to a Disability, the Option shall thereafter be exercisable, during the period specified in Section 7 of this Agreement, by her beneficiary, or if no beneficiary has been named, by her executors or administrators to the full extent to which the Option was exercisable by the Optionee at the time of her death or Disability. The Option shall not be subject to execution, attachment or similar process. Any attempted assignment, transfer, pledge, hypothecation or other disposition of the Option contrary to the provisions hereof, and the levy of any execution, attachment or similar process upon the Option, shall be null and void and without effect. Notwithstanding the foregoing, the Optionee may assign or transfer the Option with the prior consent of the Committee to a “family member” as such term is defined in Rule 701 of the Securities Act (each transferee thereof, a “Permitted Assignee”), provided that such Permitted Assignee shall be bound by and subject to all of the terms and conditions of the Plan and the Option Agreement relating to the transferred Option and shall execute an agreement satisfactory to the Company evidencing such obligations, and provided further that the Optionee shall remain bound by the terms and conditions of the Plan. The Company shall cooperate with any Permitted Assignee and the Company’s transfer agent in effectuating any transfer permitted under this Section 5.

Section 6. Optionee’s Service. Nothing in this Agreement or in the Option shall confer upon the Optionee any right to continue as an employee of, or other service provider to, the Company or any of its Subsidiaries or Affiliates or interfere in any way with the right of the Company, its Subsidiaries or its Affiliates, as the case may be, in its sole discretion, to terminate the Optionee’s employment or service relationship or to increase or decrease the Optionee’s compensation at any time.

Section 7. Termination.

(a) The Option shall automatically terminate and shall become null and void, be unexercisable and be of no further force and effect upon the earliest of:

(i) the tenth anniversary of the Grant Date;

(ii) the first anniversary of the Termination of Relationship in the case of a Termination of Relationship for death or Disability;

(iii) the 180th day following the Termination of Relationship in the case of a Termination of Relationship without Cause or with Good Reason;

(iv) the 90th day following of the Termination of Relationship in the case of a Termination of Relationship occurring because the Optionee resigns her employment without Good Reason; and

(v) the day of the Termination of Relationship in the case of a Termination of Relationship with Cause.

(b) Except as otherwise provided in the Plan or Section 4(a) of this Agreement, upon a Termination of Relationship for any reason, the unvested portion of the Option (i.e., that portion which does not constitute Vested Options) shall terminate on the date the Termination of Relationship occurs.

Section 8. Securities Law Representations. The Optionee acknowledges that the Option and the Shares are not being registered under the Securities Act, based, in part, in reliance upon an exemption from registration under Rule 701 or Regulation D promulgated under the Securities Act, and a comparable exemption from qualification under applicable state securities laws, as each may be amended from time to time. The Optionee, by executing this Agreement, hereby makes the following representations to the Company and acknowledges that the Company’s reliance on federal and state securities law exemptions from registration and qualification is predicated, in substantial part, upon the accuracy of these representations:

•	The Optionee is acquiring the Option and, if and when she exercises the Option, will acquire the Shares solely for the Optionee’s own account, for investment purposes only, and not with a view to or an intent to sell, or to offer for resale in connection with any unregistered distribution, all or any portion of the shares within the meaning of the Securities Act and/or any applicable state securities laws.

•	The Optionee has had an opportunity to ask questions and receive answers from the Company regarding the terms and conditions of the Option and the restrictions imposed on any Shares purchased upon exercise of the Option. The Optionee has been furnished with, and/or has access to, such information as she considers necessary or appropriate for deciding whether to exercise the Option and purchase the Shares. However, in evaluating the merits and risks of an investment in the Shares, the Optionee has and will rely only upon the advice of her own legal counsel, tax advisors, and/or investment advisors.

•	The Optionee acknowledges that to the best of her knowledge the Option Price is not less than what the Board has determined to be the Fair Market Value of the Shares.

•	The Optionee is aware that the Option may be of no practical value, that any value it may have depends on its vesting and exercisability as well as an increase in the Fair Market Value of the underlying Shares to an amount in excess of the Option Price, and that any investment in common shares of a closely held corporation such as the Company is non-marketable, non-transferable and could require capital to be invested for an indefinite period of time, possibly without return, and at substantial risk of loss.

•	The Optionee understands that any Shares acquired on exercise of the Option will be characterized as “restricted securities” under the federal securities laws, and that, under such laws and applicable regulations, such securities may be resold without registration under the Securities Act only in certain limited circumstances, including in accordance with the conditions of Rule 144 promulgated under the Securities Act, as presently in effect. The Optionee acknowledges receiving a copy of Rule 144 promulgated under the Securities Act, as presently in effect, and represents that she is familiar with such rule, and understands the resale limitations imposed thereby and by the Securities Act and the applicable state securities law.

•	The Optionee has read and understands the restrictions and limitations set forth in the Management Investor Rights Agreement, the Plan and this Agreement. The Optionee acknowledges that to the extent the Optionee is not a party to the Management Investor Rights Agreement at the time that the Optionee exercises any portion of the Option, such exercise shall be treated for all purposes as effecting the Optionee’s simultaneous execution of the Management Investor Rights Agreement and the Optionee shall be bound thereby.

•	The Optionee has not relied upon any oral representation made to the Optionee relating to the Option or the purchase of the Shares on exercise of the Option or upon information presented in any promotional meeting or material relating to the Option or the Shares.

•	The Optionee understands and acknowledges that, if and when she exercises the Option, (a) any certificate evidencing the Shares (or evidencing any other securities issued with respect thereto pursuant to any stock split, stock dividend, merger or other form of reorganization or recapitalization) when issued shall bear any legends which may be required by applicable federal and state securities laws, and (b) except as otherwise provided under the Management Investor Rights Agreement, the Company has no obligation to register the Shares or file any registration statement under federal or state securities laws. The Committee reserves the right to account for Shares through book entry or other electronic means rather than the issuance of stock certificates.

Section 9. Designation of Beneficiary. The Optionee may appoint any individual or legal entity in writing as her beneficiary to receive any Option (to the extent not previously terminated or forfeited) under this Agreement upon the Optionee’s death or becomes subject to a Disability. The Optionee may revoke her designation of a beneficiary at any time and a new beneficiary appointed in writing. To be effective, the Optionee must complete the designation of a beneficiary or revocation of a beneficiary by written notice to the Company under Section 10 of this Agreement before the date of the Optionee’s death. In the absence of a beneficiary designation, the legal representative of the Optionee’s estate shall be deemed the beneficiary.

Section 10. Notices. All notices, claims, certifications, requests, demands and other communications hereunder shall be in writing and shall be deemed to have been duly given and delivered if personally delivered or if sent by nationally-recognized overnight courier, by telecopy, or by registered or certified mail, return receipt requested and postage prepaid, addressed as follows:

If to the Company, to it at:

Affinion Group Holdings, Inc.

c/o Apollo Management V, L.P.

9 West 57th Street

New York, New York 10019

Facsimile: (212) 515-3264

Attention: Marc Becker

With a copy to (which copy will not constitute notice):

O’Melveny & Myers LLP

Times Square Tower

7 Times Square

New York, NY 10036

Telecopy: (212) 326-2061

Attention: Adam K. Weinstein, Esq.

If to the Optionee, to the Optionee at the address set forth on the signature page hereto; or to such other address as the party to whom notice is to be given may have furnished to the other party in writing in accordance herewith. Any such notice or other communication shall be deemed to have been received (a) in the case of personal delivery, on the date of such delivery (or if such date is not a business day, on the next business day after the date of delivery), (b) in the case of nationally-recognized overnight courier, on the next business day after the date sent, (c) in the case of telecopy transmission, when received (or if not sent on a business day, on the next business day after the date sent), and (d) in the case of mailing, on the third business day following that on which the piece of mail containing such communication is posted.

Section 11. Waiver of Breach. The waiver by either party of a breach of any provision of this Agreement must be in writing and shall not operate or be construed as a waiver of any other or subsequent breach.

Section 12. Optionee’s Undertaking. The Optionee hereby agrees to take whatever additional actions and execute whatever additional documents the Company may in its reasonable judgment deem necessary or advisable in order to carry out or effect one or more of the obligations or restrictions imposed on the Optionee pursuant to the express provisions of this Agreement and the Plan.

Section 13. Modification of Rights. The rights of the Optionee are subject to modification and termination in certain events as provided in this Agreement and the Plan (with respect to the Options granted hereby). Notwithstanding the foregoing, the Optionee’s rights under this Agreement and the Plan may not be materially impaired without the Optionee’s prior written consent.

Section 14. Governing Law. THIS AGREEMENT WILL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF DELAWARE, WITHOUT GIVING EFFECT TO ANY CHOICE OR CONFLICT OF LAW PROVISION OR RULE (WHETHER OF THE STATE OF DELAWARE OR ANY OTHER JURISDICTION) THAT WOULD CAUSE THE LAWS OF ANY JURISDICTION OTHER THAN THE STATE OF DELAWARE TO BE APPLIED. IN FURTHERANCE OF THE FOREGOING, THE INTERNAL LAW OF THE STATE OF DELAWARE WILL CONTROL THE INTERPRETATION AND CONSTRUCTION OF THIS AGREEMENT, EVEN IF UNDER SUCH JURISDICTION’S CHOICE OF LAW OR CONFLICT OF LAW ANALYSIS, THE SUBSTANTIVE LAW OF SOME OTHER JURISDICTION WOULD ORDINARILY APPLY.

Section 15. Counterparts. This Agreement may be executed in one or more counterparts, and each such counterpart shall be deemed to be an original, but all such counterparts together shall constitute but one agreement.

Section 16. Entire Agreement. This Agreement and the Plan (and the other writings referred to herein) constitute the entire agreement between the parties with respect to the subject matter hereof and thereof and supersede all prior written or oral negotiations, commitments, representations and agreements with respect thereto.

Section 17. Severability. It is the desire and intent of the parties hereto that the provisions of this Agreement be enforced to the fullest extent permissible under the laws and public policies applied in each jurisdiction in which enforcement is sought. Accordingly, if any particular provision of this Agreement shall be adjudicated by a court of competent jurisdiction to be invalid, prohibited or unenforceable for any reason, such provision, as to such jurisdiction, shall be ineffective, without invalidating the remaining provisions of this Agreement or affecting the validity or enforceability of such provision in any other jurisdiction. Notwithstanding the foregoing, if such provision could be more narrowly drawn so as not to be invalid, prohibited or unenforceable in such jurisdiction, it shall, as to such jurisdiction, be so narrowly drawn, without invalidating the remaining provisions of this Agreement or affecting the validity or enforceability of such provision in any other jurisdiction.

Section 18. Waiver of Jury Trial. Each party hereto hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, trial by jury in any suit, action or proceeding arising hereunder.

Section 19. Code Section 409A. Notwithstanding anything herein or elsewhere to the contrary, to the extent the Optionee or the Company notifies the other that this Agreement may reasonably be expected to result in the Optionee’s being subject to the penalties of Section 409A of the Code, the Optionee and the Company agree to negotiate (and the Company shall cause any affiliate to negotiate) in good faith alternatives to avoid such penalties.

[Signature Pages Follow]

IN WITNESS WHEREOF, the parties hereto have executed this Option Agreement as of the date first written above.

AFFINION GROUP HOLDINGS, INC.

By:	/s/ Nathaniel J. Lipman
Name:	Nathaniel J. Lipman
Title:	Chief Executive Officer

OPTIONEE

See attached signature page

OPTIONEE

/s/ Maureen O’Connell
Name: Maureen O’Connell

Residence Address:

Number of Shares of Common Stock subject to Tranche A Options:	140,000

Number of Shares of Common Stock subject to Tranche B Options:	70,000

Number of Shares of Common Stock subject to Tranche C Options:	70,000

Option Price for Tranche A Options, Tranche B Options, and Tranche C Options:	$10.00 each